Exhibit 99.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

FRANKLIN STREET PROPERTIES CORP.,

PARK TEN PHASE II ACQUISITION CORP.,

AND

FSP PARK TEN DEVELOPMENT CORP.

March 19, 2008

TABLE OF CONTENTS

ARTICLE 1 THE MERGER	1
1.1 The Merger	1
1.2 The Closing	1
1.3 Effective Time	2
1.4 Additional Action	2
1.5 Dissenting Shares.	2
1.6 No Further Rights	3
1.7 Withholding Rights	3

ARTICLE 2 MERGER CONSIDERATION	3
2.1 Cancellation of Target Stock	3
2.2 Merger Consideration.	3

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE ACQUISITION SUBSIDIARY	4
3.1 Due Organization; Authority	4
3.2 Authorization; Validity; Effect of Agreement	5
3.3 No Violation.	5
3.4 Information in Consent Solicitation	6
3.5 Financing	6

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE TARGET REIT	6
4.1 Due Organization; Authority.	7
4.2 Capitalization	7
4.3 Authorization; Validity; Effect of Agreement	7
4.4 Financial Statements.	7
4.5 Contracts and Commitments	8
4.6 No Violation.	8
4.7 Litigation	9
4.8 Title to Assets	9
4.9 Real Property.	9
4.10 Real Property Leases	11
4.11 Compliance with Laws; Permits; Environmental Matters.	12
4.12 Taxes.	13
4.13 No Existing Discussions	14
4.14 Full Disclosure; Information in Consent Solicitation	14

ARTICLE 5 COVENANTS AND ADDITIONAL AGREEMENTS	14
5.1 Conduct of Business	14
5.2 Other Actions	14
5.3 Approval of Target REIT Stockholders	14
5.4 Consents and Approvals	15
5.5 No Solicitation.	15
5.6 Dividends	18
5.7 Indemnification.	18
5.8 Public Filing	19

ARTICLE 6 CONDITIONS TO EACH PARTY’S OBLIGATIONS TO EFFECT THE MERGER.	19

ARTICLE 7 TERMINATION AND WAIVER	21
7.1 Termination	21
7.2 Effect of Termination	21
7.3 Extension; Waiver	21
7.4 No Survival of Representations and Warranties	22
7.5 Termination Fee	22

ARTICLE 8 MISCELLANEOUS	22
8.1 Assignment	22
8.2 Risk of Loss.	22
8.3 Fees and Expenses	23
8.4 Entire Agreement; Modifications; Amendments.	23
8.5 Notices	23
8.6 Interpretation	24
8.7 Captions	24
8.8 Counterparts	24
8.9 Binding Effect	25
8.10 Attorneys’ Fees	25
8.11 No Waiver; Severability	25
8.12 Applicable Law	25

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of March 19, 2008 by and among FRANKLIN STREET PROPERTIES CORP., a Maryland corporation (the “Company”), PARK TEN PHASE II ACQUISITION CORP., a Delaware corporation and a wholly-owned acquisition subsidiary of the Company (the “Acquisition Subsidiary”), and FSP PARK TEN DEVELOPMENT CORP., a Delaware corporation (the “Target REIT”).

RECITALS

WHEREAS, the Target REIT is the owner (through a wholly-owned subsidiary) of real property and improvements (such real property, together with any buildings, structures or other improvements situated thereon being referred to as the “Property”) located in Houston, Texas;

WHEREAS, the board of directors of the Company (the “Company Board of Directors”), the board of directors of the Acquisition Subsidiary (the “Acquisition Subsidiary Board of Directors”) and the board of the directors of the Target REIT (the “Target REIT Board of Directors”) believe that it is in the best interests of the Company, the Acquisition Subsidiary and the Target REIT, respectively, and their respective stockholders, to consummate, and have approved, the business combination transaction provided for herein, pursuant to which the Acquisition Subsidiary will be merged with and into the Target REIT, with the Target REIT continuing as the surviving entity (the “Merger”);

WHEREAS, the Company, the Acquisition Subsidiary and the Target REIT desire to make certain representations, warranties and agreements in connection with the Merger.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE 1	THE MERGER

1.1           The Merger.  Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), the Acquisition Subsidiary will be merged with and into the Target REIT in accordance with the applicable provisions of the Delaware General Corporation Law (“DGCL”), and the separate existence of the Acquisition Subsidiary shall thereupon cease.  The Target REIT shall continue as the surviving entity of the Merger (the “Surviving Corporation”).  The Merger shall have the effects set forth in Section 259 of the DGCL.

1.2           The Closing.  Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place at the offices of Wilmer Cutler Pickering Hale and

Dorr LLP, 60 State Street, Boston, Massachusetts at 9:00 a.m., local time, on May 15, 2008 or at such other time and date following the day on which the last of the conditions set forth in Article 6 shall be fulfilled or waived in accordance herewith.  The holders of preferred stock, par value $0.01 per share, in the Target REIT (“Target Stock”) are hereinafter referred to as the “Target REIT Stockholders.” The date on which the Closing occurs is hereinafter referred to as the “Closing Date”; provided, however, that without the agreement of all parties hereto, the Closing Date shall not occur prior to May 1, 2008.  After giving effect to the Merger, the Company and the Surviving Corporation are hereinafter referred to as the “Combined Company.”

1.3           Effective Time.  If all of the conditions to the Merger set forth in Article 6 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 7 or Section 8.2(b), the parties hereto shall promptly cause to be properly executed, verified and delivered for filing on the Closing Date a certificate of merger satisfying the requirements of the DGCL for the Merger (the “Certificate of Merger”).  The Merger shall become effective upon the acceptance for record of the Certificate of Merger by the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time upon which the parties hereto shall have agreed and designated in such filing in accordance with applicable law as the effective time of the Merger (the “Effective Time”); provided, however, that the Effective Time shall not be later than ten days following the Closing Date.

1.4           Additional Action.  The Surviving Corporation may, at any time from and after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Target REIT or the Acquisition Subsidiary, in order to consummate and give effect to the transactions contemplated by this Agreement.

1.5            Dissenting Shares.

(a)           For purposes of this Agreement, “dissenting shares” means Target Stock held as of the Effective Time by a Target REIT Stockholder who has not voted such Target Stock in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the DGCL and not effectively withdrawn or forfeited prior to the Effective Time.  Dissenting shares shall not be converted into or represent the right to receive the Merger Consideration (as defined below) unless the Target REIT Stockholder holding such dissenting shares shall have forfeited his or her right to appraisal under the DGCL or properly withdrawn his or her demand for appraisal.  If such Target REIT Stockholder has so forfeited or withdrawn his or her right to appraisal of dissenting shares, then (i) as of the occurrence of such event, such holder’s dissenting shares shall cease to be dissenting shares and shall be converted into and represent the right to receive the Merger Consideration payable in respect of such Target Stock pursuant to Section 2.2 hereof, and (ii) promptly following the occurrence of such event, the Company or the Surviving Corporation shall deliver to such Target REIT Stockholder the Merger Consideration to which such holder is entitled pursuant to Section 2.2 hereof.

(b)           The Target REIT shall give the Company (i) prompt notice of any written demands for appraisal of any Target Stock, withdrawals of such demands, and any other instruments that relate to such demands received by the Target REIT and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL.  The Target REIT shall not, except with the prior written consent of the Company, make any payment with respect to any demands for appraisal of Target Stock or offer to settle or settle any such demands.

1.6           No Further Rights.  From and after the Effective Time, no Target Stock shall be deemed to be outstanding, and holders of Target Stock shall cease to have any rights with respect thereto except as provided herein or by law.

1.7           Withholding Rights.  Notwithstanding any provision of this Agreement, the Company and the Acquisition Subsidiary shall be entitled to deduct and withhold from the payments to be made pursuant to this Agreement, as applicable, such amounts as they reasonably determine that they are required to deduct and withhold with respect to the making of such payments under the Internal Revenue Code of 1986, as amended (the “Code”) or any other applicable provision of law and to collect Forms W-8 or W-9, as applicable, or similar information from the Target REIT Stockholders and any other recipients of payments hereunder.  To the extent the amounts are so withheld by either the Company or the Acquisition Subsidiary, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Target REIT shares in respect of which such deduction and withholding was made by the Company or the Acquisition Subsidiary.

ARTICLE 2	MERGER CONSIDERATION

2.1           Cancellation of Target Stock.  As a result of the Merger and without any action on the part of the Target REIT Stockholders, at the Effective Time all Target Stock in the Target REIT shall cease to be outstanding, shall be cancelled and retired and shall cease to exist and each Target REIT Stockholder shall thereafter cease to have any rights with respect to the Target Stock (other than with respect to any dissenting shares, and other than the right to receive such Target REIT Stockholder’s portion of the Merger Consideration (as defined below) without set-off or counterclaim).

2.2           Merger Consideration.

(a)           At the Effective Time, by virtue of the Merger and without any further action by the Company, the Acquisition Subsidiary or the Target REIT, each Target REIT Stockholder (other than the Company) shall receive for each share of Target Stock that such Target REIT Stockholder holds of record, cash (without interest) in an amount equal to $127,290.00 (and for each fractional share of Target Stock held, $127,290.00 times the applicable fraction, rounded up to the nearest $.01) (the “Merger Consideration”).  The Company shall pay the Merger Consideration by check or ACH deposit sent to each Target REIT Stockholder on or prior to the date 30 days following the Effective Time.

(b)           At the Effective Time, by virtue of the Merger and without any further action by any party, (i) the one (1) share of Target REIT common stock, $.01 par value, shall be converted into one (1) share of common stock, $.01 par value, of the Surviving Corporation and (ii) the eight-and-one-half (8.5) shares of Target Stock held by the Company shall be cancelled and shall cease to exist and no Merger Consideration or other consideration shall be delivered in exchange therefor, and the Company hereby waives any right that it may have under the certificate of incorporation of the Target REIT or otherwise to receive any consideration in the Merger in respect of such shares of Target Stock.

(c)           The directors and officers of the Acquisition Subsidiary immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The certificate of incorporation and bylaws of the Surviving Corporation immediately following the Effective Time shall be amended and restated in their entirety so that such certificate of incorporation and bylaws are identical to the certificate of incorporation and bylaws, respectively, of the Acquisition Subsidiary, except that the name of the Surviving Corporation shall be amended to be the name of the Target REIT immediately prior to the Effective Time and the identity of the incorporator shall be deleted.

(d)           The Merger Consideration shall be proportionately adjusted to reflect any reclassification, stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to the Target Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.

ARTICLE 3	REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE ACQUISITION SUBSIDIARY

Each of the Company and the Acquisition Subsidiary, jointly and severally, represents and warrants to the Target REIT that the statements contained in this Article 3 are true and correct, except as set forth in the disclosure schedule delivered at or prior to the execution hereof to the Target REIT (the “Company Disclosure Schedule”).  The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and letter paragraphs contained in this Article 3, and the disclosures in any paragraph of the Company Disclosure Schedule shall also be deemed to qualify all other paragraphs in this Article 3.

3.1           Due Organization; Authority.  Each of the Company and the Acquisition Subsidiary is a corporation duly organized and validly existing under the laws of the state of its incorporation.  The Company (i) has the authority to conduct its business as currently conducted and to own and operate the properties that it now owns and operates, and (ii) is duly licensed or qualified to do business in, and is in good standing under the laws of, all jurisdictions in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have a material adverse effect on the business, assets, prospects, results of operations or financial condition of the Company (a “Company Material Adverse Effect”).

3.2           Authorization; Validity; Effect of Agreement.  Each of the Company and the Acquisition Subsidiary has all requisite power, authority and legal right to enter into this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by the Company and the Acquisition Subsidiary and the consummation by the Company and the Acquisition Subsidiary of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and the Acquisition Subsidiary, respectively, and this Agreement is a legal, valid and binding obligation of the Company and the Acquisition Subsidiary, enforceable against them in accordance with its terms.  Without limiting the generality of the foregoing, no vote, consent or approval of the stockholders of the Company is required under applicable law, rule or regulation, rule of the American Stock Exchange, or otherwise, in order for the Company to comply with its obligations hereunder.

3.3           No Violation.

(a)           Neither the execution and delivery by the Company or the Acquisition Subsidiary of this Agreement, nor the consummation by the Company or the Acquisition Subsidiary of the transactions contemplated hereby and compliance by the Company or the Acquisition Subsidiary with the provisions hereof, will: (i) conflict with or violate any provision of the articles or certificates of incorporation or bylaws, each as amended to date of the Company or the Acquisition Subsidiary; (ii) require on the part of the Company or the Acquisition Subsidiary any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, except (x) the filing of the Certificate of Merger in accordance with the DGCL or (y) where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not reasonably be expected to have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby; (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which the Company is bound or to which any of its assets is subject, except for (A) any conflict, breach, default, acceleration, termination, modification or cancellation which would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or (B) any notice, consent or waiver the absence of which would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or the Acquisition Subsidiary or any of their properties or assets.

(b)           Except as expressly contemplated by this Agreement, no other action is required to be taken by the Company or the Acquisition Subsidiary to permit the execution, delivery and  performance of (i) this Agreement, (ii) all other documents and certificates expressly contemplated hereby, and (iii) the transactions contemplated hereby, and no consent or approval of any third party or Governmental Entity (as defined below) is or was required in connection with the execution of this Agreement, or to consummate the transactions expressly contemplated hereunder, except such as have been obtained or will be obtained prior to the Closing.

3.4           Information in Consent Solicitation.  None of the information supplied or to be supplied by the Company for inclusion in the Consent Solicitation to be distributed to Target REIT Stockholders pursuant to Section 5.3 hereof (the “Consent Solicitation”) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  If at any time prior to the Closing Date any event relating to the Company should occur that is required to be described in an amendment of or supplement to the Consent Solicitation, the Company shall, together with the Target REIT, prepare and disseminate such amendment or supplement.  To the Company’s knowledge, all of the representations and warranties of the Target REIT set forth in this Agreement are true and correct as of the date hereof, including without limitation for purposes of Sections 6(f) and 7.1(c) below, it being understood and agreed that for all purposes of this Agreement the knowledge of R. Scott MacPhee, William W. Gribbell and Donna Brownell shall not be imparted to the Company.

3.5           Financing.  From the date hereof through and including the Closing Date, the Company has and will have sufficient cash, including without limitation through drawing on available credit facilities, in order to consummate the transactions contemplated by this Agreement and to fulfill its obligations hereunder, including without limitation payment of the Merger Consideration.  Immediately after giving effect to the transactions contemplated by this Agreement, the Company will be solvent under applicable law.

ARTICLE 4	REPRESENTATIONS AND WARRANTIES OF THE TARGET REIT

The Target REIT represents and warrants to the Company that the statements contained in this Article 4 are true and correct, except as set forth in the disclosure schedule delivered at or prior to the execution hereof by the Target REIT to the Company (the “Target REIT Disclosure Schedule”).  The Target REIT Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and letter paragraphs contained in this Article 4, and the disclosures in any paragraph of the Target REIT Disclosure Schedule shall also be deemed to qualify all other paragraphs in this Article 4. In the event that at the time of the execution of this Agreement the Company has knowledge that any of the representations or warranties of the Target REIT contained herein are not true and correct, the Target REIT shall not be deemed to be in breach of this Agreement in respect thereof, including without limitation for purposes of Sections 6(f) and 7.1(c) below, it being understood and agreed that for all purposes of this Agreement the knowledge of R. Scott MacPhee, William W. Gribbell and Donna Brownell shall not be imparted to the Company.

4.1           Due Organization; Authority.

(a)           The Target REIT is a corporation duly organized and validly existing under the laws of the State of Delaware.  The Target REIT (i) has the authority to conduct its business as currently conducted and to own and operate the properties that it now owns and operates, and (ii) is duly licensed or qualified to do business in, and is in good standing under the laws of, all jurisdictions in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have a material adverse effect on the business, assets, prospects, results of operations or financial condition of the Target REIT (a “Target REIT Material Adverse Effect”).

(b)           The Target REIT has provided the Company with a true and complete copy of its certificate of incorporation and bylaws, each as amended to date.

4.2           Capitalization.  The authorized capital stock of the Target REIT consists of one share of common stock, $.01 par value per share (“Target REIT Common Stock”), and 278.5 shares of Target Stock.  The rights and privileges of each class of the Target REITs capital stock are as set forth in the Target REIT’s Certificate of Incorporation.  As of the date of this Agreement there are, and as of the Closing Date and immediately prior to the Effective Time there will be, (i) one share of Target REIT Common Stock issued and outstanding and (ii) 278.5 shares of Target Stock issued and outstanding.

4.3           Authorization; Validity; Effect of Agreement.  The Target REIT has all requisite power, authority and legal right to enter into this Agreement and to consummate the Merger.  The execution and delivery of this Agreement by the Target REIT and, subject to the approval of this Agreement by the Target REIT’s stockholders, the consummation by the Target REIT of the Merger have been duly authorized by all necessary corporate action on the part of the Target REIT, and this Agreement is a legal, valid and binding obligation of the Target REIT, enforceable against the Target REIT in accordance with its terms.

4.4           Financial Statements.

(a)           The Target REIT has previously delivered or made available to the Company or will deliver to the Company on or before the Closing Date the following financial statements (collectively, the “Target REIT Financial Statements”): (i) statement of income for the twelve months ended December 31, 2007 (audited); (ii) statement of cash flows from date of inception through December 31, 2007 (audited), and (iii) a balance sheet as of December 31, 2007 (audited) (the “Target REIT Balance Sheet”).  The Target REIT Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the financial position and results of operations of the Target REIT as of their respective dates and for the periods presented therein.

(b)           The Target REIT has no liability of any nature, whether known or unknown, accrued or unaccrued, absolute or contingent, asserted or unasserted, except liabilities (i) stated or adequately reserved against on the Target REIT Balance Sheet or the notes thereto, (ii) incurred in the ordinary course of business and not required under GAAP to be reflected on the Target REIT Balance Sheet, (iii) incurred after the date of the Target REIT Balance Sheet in the ordinary course of business consistent with the terms of this Agreement or (iv) which would not reasonably be expected to have a Target REIT Material Adverse Effect.

4.5           Contracts and Commitments.  The Target REIT has delivered or made available to the Company a correct and complete copy of each contract to which the Target REIT is a party that is material to the Target REIT (each a “Target REIT Material Contract”).  Each Target REIT Material Contract is in full force and effect and neither the Target REIT nor, to the knowledge of the Target REIT, the other party thereto is in breach or default thereunder, other than breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Target REIT Material Adverse Effect.

4.6           No Violation.

(a)           Neither the execution and delivery by the Target REIT of this Agreement, nor the consummation by the Target REIT of the Merger and compliance by the Target REIT with the provisions hereof, will:  (i) conflict with or violate any provision of its certificate of incorporation or bylaws; (ii) require on the part of the Target REIT any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, except (x) the filing of the Certificate of Merger or (y) where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not reasonably be expected to have a Target REIT Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby; (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Target REIT is a party or by which the Target REIT is bound or to which any of its assets is subject, except for (A) any conflict, breach, default, acceleration, termination, modification or cancellation which would not have a Target REIT Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or (B) any notice, consent or waiver the absence of which would not have a Target REIT Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby; (iv) result in the imposition of any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law) upon any property or assets of the Target REIT; or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Target REIT or any of its properties or assets.

(b)           Except as expressly contemplated by this Agreement, no other action is required to be taken by the Target REIT to permit the execution, delivery and  performance of (i) this Agreement, (ii) all other documents and certificates expressly contemplated hereby, and (iii) the Merger, and no consent or approval of any third party or court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”) is or was required in connection with the execution of this Agreement, or to consummate the transactions expressly contemplated hereunder, except such as have been obtained or will be obtained prior to the Closing.

4.7           Litigation.  There are (i) no continuing orders, injunctions or decrees of any court, arbitrator or Governmental Entity to which the Target REIT is a party or by which it is bound or, to the knowledge of the Target REIT, to which any of its directors, officers, employees or agents, in such capacity, is a party or, to the knowledge of the Target REIT, by which any of them is bound, and (ii) no actions, suits, investigations or proceedings pending against the Target REIT, or, to the knowledge of the Target REIT, against any of its directors, officers, employees or agents, in such capacity, or, to the knowledge of the Target REIT, threatened against the Target REIT or any of its directors, officers, employees or agents, in such capacity, at law or in equity, or before or by any federal, state or local commission, board, bureau, agency or instrumentality, in each case that would, individually or in the aggregate, reasonably be expected to have a Target REIT Material Adverse Effect.

4.8           Title to Assets.  The Target REIT has good and marketable title to the assets reflected in the Target REIT Balance Sheet and will hold good and marketable title to such assets, and any assets acquired by the Target REIT prior to the Effective Time, except for assets disposed of in the ordinary course of business (which assets do not include the Property) and except as the failure of the Target REIT to have such good and marketable title is not, in the aggregate, material to the Target REIT.  The assets reflected on the Target REIT Balance Sheet include the Property.  Except as otherwise disclosed in the Target REIT Balance Sheet or related notes accompanying it, all the assets referred to in the first sentence of this Section 4.8 are owned free and clear of any and all material adverse claims, security interests, charges or other encumbrances or restrictions of every nature, except liens for current taxes not yet due and payable, mechanics’ or similar liens, or landlords’ liens as provided for in the relevant leases or by applicable law (“Permitted Liens”).

4.9           Real Property.

With respect to each parcel of Property owned by the Target REIT through a wholly-owned subsidiary:

(a)           the Target REIT has good and clear record and marketable title to such parcel, insurable by a recognized national title insurance company at standard rates, free and clear of any security interest, easement, covenant or other restriction, except for recorded easements, covenants and other restrictions which do not impair the uses, occupancy or value of such parcel for its existing use as an office building (the “Intended Uses”), other than Permitted Liens;

(b)           there are no (i) pending or, to the knowledge of the Target REIT, threatened condemnation proceedings relating to such parcel, (ii) pending or, to the knowledge of the Target REIT, threatened litigation or administrative actions relating to such parcel, or (iii) other matters materially adversely affecting the Intended Uses or occupancy or value thereof;

(c)           the legal description for such parcel contained in the deed thereof describes such parcel fully and adequately; the buildings and improvements for the Intended Uses is permitted under applicable zoning and land use laws, and such buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of, or are affirmatively covered by title insurance with respect to, setback requirements applicable to them, zoning laws and ordinances and do not encroach on any easement which may burden the land; the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and no building is located within a special flood hazard area, or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

(d)           there are no leases, subleases, licenses or agreements, written or oral, granting to any party or parties (other than the Target REIT and those tenants under leases described in Section 4.10) the right of use or occupancy of any portion of such parcel, except for leases, subleases, licenses or agreements which do not impair the Intended Uses;

(e)           there are no outstanding options or rights of first refusal to purchase such parcel, or any portion thereof or interest therein;

(f)           all facilities located on such parcel are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate for the Intended Uses and in accordance with all applicable laws, ordinances, rules and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting such parcel;

(g)           such parcel abuts on and has direct vehicular access to a public road or access to a public road via a permanent, irrevocable, appurtenant easement benefiting such parcel;

(h)           the Target REIT has received no notice of any, and, to the knowledge of the Target REIT, there is no, proposed or pending proceeding to change or redefine the zoning classification of all or any portion of the parcels;

(i)           the improvements constructed on the parcels are in good condition and proper order, free of material roof leaks, untreated material insect infestation, and material construction defects, and all mechanical and utility systems servicing such improvements are in good condition and proper working order, free of material defects; and

(j)           each parcel is an independent unit which does not rely on any facilities (other than the facilities of public utility and water companies or facilities as to which a permanent, irrevocable appurtenant easement exists benefiting such parcel granting the use of such facilities) located on any other property (i) to fulfill any zoning, building code or other municipal or governmental requirement, (ii) for structural support or the furnishing of any essential building systems or utilities, including, but not limited to electric, plumbing, mechanical, heating, ventilating, and air conditioning systems, or (iii) to fulfill the requirements of any lease.  No building or other improvement not included in the parcels relies on any part of the parcels to fulfill any zoning, building code or other municipal or governmental requirement or for structural support or the furnishing of any essential building systems or utilities except with respect to utility or storm water facilities pursuant to recorded easement agreements or declarations of common easements the use of which do not impair the Intended Uses.  Each of the parcels is assessed by local property assessors as a tax parcel or parcels separate from all other tax parcels.

4.10           Real Property Leases.  The Target REIT has delivered or made available to the Company complete and accurate copies of the leases and subleases (as amended to date) of the Property.  With respect to each such lease and sublease:

(a)           the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

(b)           the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect immediately prior to the Effective Time;

(c)           neither the Target REIT nor, to the knowledge of the Target REIT, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Target REIT, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Target REIT or, to the knowledge of the Target REIT, any other party under such lease or sublease;

(d)           the Target REIT has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or sublease-hold that has not been discharged; and

(e)           the Target REIT is not aware of any security interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants, Permitted Liens and other restrictions which do not materially impair the current uses or the occupancy by the Target REIT of the property subject thereto.

4.11           Compliance with Laws; Permits; Environmental Matters.

(a)           The Target REIT has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that do not and will not, individually or in the aggregate, have a Target REIT Material Adverse Effect.  There is no pending or, to the knowledge of the Target REIT, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Target REIT, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that will not, individually or in the aggregate, have a Target REIT Material Adverse Effect.  For purposes of this Agreement, “Environmental Law” means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste.  As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”).

(b)           There have been no releases in violation of Environmental Laws of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Target REIT.  With respect to any such releases of Materials of Environmental Concern, the Target REIT has given all required notices to Governmental Entities (copies of which have been provided to the Company).  The Target REIT is not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Target REIT that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Target REIT.  For purposes of this Agreement, “Materials of Environmental Concern” means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

(c)           A complete and accurate copy of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Target REIT (whether conducted by or on behalf of the Target REIT or a third party, and whether done at the initiative of the Target REIT or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Target REIT has possession of or access to has been provided or made available to the Company.

(d)           The Target REIT is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Target REIT.

4.12           Taxes.

(a)           The Target REIT has paid, caused to be paid or accrued all federal, state, local, foreign and other Taxes, required to be paid or accrued by it through the date hereof;

(b)           The Target REIT has timely filed or requested an extension of the time to file all federal, state, local and foreign Tax returns required to be filed by it through the date hereof, and all such returns completely and accurately set forth the amount of any Taxes relating to the applicable period;

(c)           The Target REIT has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other party;

(d)           For all periods since its inception, the Target REIT has qualified to be treated as a REIT within the meaning of Sections 856-860 of the Code.  For the periods described in the preceding sentence, the Target REIT has met all requirements necessary to be treated as a REIT for purposes of the income Tax provisions of those states in which the Target REIT is subject to income Tax and which provide for the taxation of a REIT in a manner similar to the treatment of REITs under Sections 856-860 of the Code; and

(e)           Neither the IRS nor any other Governmental Entity is now asserting by written notice to the Target REIT or, to the knowledge of the Target REIT, threatening to assert against the Target REIT any deficiency or claim for additional Taxes.  There is no dispute or claim concerning any Tax liability of the Target REIT either claimed or raised in writing by the IRS.  There is no dispute or claim of a material nature concerning any Tax liability of the Target REIT either claimed or raised in writing by any Governmental Entity other than the IRS, or, to the knowledge of the Target REIT, which may be claimed or raised by any federal or state Governmental Entity.  No written claim has ever been made by a Taxing authority in a jurisdiction where the Target REIT does not file reports and returns asserting that the Target REIT is or may be subject to Taxation by that jurisdiction.

4.13           No Existing Discussions.  As of the date of this Agreement, the Target REIT is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 5.5(e)).

4.14           Full Disclosure; Information in Consent Solicitation.  The representations of the Target REIT contained in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein not misleading, and none of the information supplied or to be supplied by the Target REIT for inclusion in the Consent Solicitation contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  If at any time prior to the Closing Date any event relating to the Target REIT should occur that is required to be described in an amendment of or supplement to the Consent Solicitation, the Target REIT promptly shall inform the Company and assist in the preparation and dissemination of such amendment or supplement.

ARTICLE 5	COVENANTS AND ADDITIONAL AGREEMENTS

5.1           Conduct of Business.  Prior to the Effective Time, or the earlier termination of this Agreement, the Target REIT shall use its reasonable efforts to (i) carry on its business in the ordinary course in substantially the same manner as previously conducted, (ii) preserve intact its present business organization and goodwill, (iii) maintain permits, licenses and authorizations, (iv) preserve its relationships with third parties and (v) take all actions necessary to continue to qualify as a REIT, including, without limitations, the payment of dividends.

5.2           Other Actions.  The Target REIT shall not take or omit to take any action that would result in any of the representations and warranties of the Target REIT made in or pursuant to this Agreement becoming untrue or incomplete, in any of the covenants and agreements of the Target REIT being breached, or in any of the conditions to the Closing required to be satisfied by the Target REIT not being satisfied.  Neither the Company nor the Acquisition Subsidiary shall take or omit to take any action that would result in any of the representations and warranties of the Company, the Acquisition Subsidiary or the Target REIT made in or pursuant to this Agreement becoming untrue or incomplete, in any of the covenants and agreements of the Company, the Acquisition Subsidiary or the Target REIT being breached, or in any of the conditions to the Closing not being satisfied.

5.3           Approval of Target REIT Stockholders.  Promptly following the execution of this Agreement, the Company, together with the Target REIT, shall prepare and distribute to the Target REIT Stockholders the Consent Solicitation, asking the Target REIT Stockholders to vote upon the adoption of this Agreement and the Merger and including, among other things, a summary of the Merger and this Agreement, all of the information that either party determines is required or advisable under applicable law and all required information regarding appraisal rights.  Except as permitted by Section 5.5 below, (a) the Consent Solicitation shall state that the Target REIT Board of Directors adopted a resolution approving this Agreement and the Merger and declaring its advisability and (b) the Target REIT, subject to and in accordance with applicable law and this Section 5.3, shall use its reasonable best efforts to obtain the necessary stockholder approval required by the Target REIT’s governing documents to adopt this Agreement and the Merger, including without limitation, by timely mailing the Consent Solicitation to the Target REIT Stockholders.  In accordance with that certain Voting Agreement dated September 29, 2005 by and between the Company and the Target REIT, the Company agrees to (i) vote or cause to be voted the eight and one half (8.5) shares of Target Stock that it holds in a manner that approximates as closely as possible the votes cast in favor of and opposed to the Merger and the adoption of this Agreement by the holders of the Target Stock other than the Company and (ii) not transfer or cause or allow to be transferred any such shares from the date hereof until following the earlier of the Effective Time or the termination of this Agreement.  In addition, the Company agrees to (i) vote or cause to be voted the one (1) share of Target REIT Common Stock that it holds in favor of the Merger and the adoption of this Agreement and (ii) not transfer or cause or allow to be transferred, and not acquire, any shares of capital stock of the Target REIT from the date hereof until following the earlier of the Effective Time or the termination of this Agreement.  If Target REIT stockholder approval is to be by means of written consent, then the Consent Solicitation shall provide that any stockholder’s written consent may be withdrawn by such stockholder at any time prior to the Closing Date by written notice received by the Target REIT prior to the Closing Date.  If Target REIT stockholder approval is obtained by means of a written consent, the Surviving Corporation shall send within ten days after the Effective Time of the Merger, pursuant to Sections 228 and 262(d) of the DGCL, a written notice to all stockholders of the Target REIT that did not execute such written consent informing them that this Agreement and the Merger were adopted and approved by the stockholders of the Target REIT and that appraisal rights are available for their Target Stock pursuant to Section 262 of the DGCL (which notice shall include a copy of such Section 262).

5.4           Consents and Approvals.  The Company and the Target REIT shall each use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this  Agreement, to obtain in a timely manner all necessary consents, waivers, approvals, authorizations and orders and to make all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

5.5           No Solicitation.

(a)           Except as set forth in this Section 5.5, the Target REIT shall not, nor shall it authorize or permit any of its directors, officers, employees, investment bankers, attorneys, accountants or other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants, other advisors and representatives, collectively, “Representatives”) to, directly or indirectly:

(i)           solicit, initiate, encourage or take any other action to facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, including without limitation (A) approving any transaction under Section 203 of the DGCL that would require such approval in the absence of Article TENTH of the Target REIT’s charter, (B) approving any person becoming an “interested stockholder” under Section 203 of the DGCL that would require such approval in the absence of Article TENTH of such Target REIT’s charter and (C) amending or granting any waiver or release under any standstill or similar agreement with respect to any Target Stock; or

(ii)           enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any person any information with respect to, assist or participate in any effort or attempt by any person with respect to, or otherwise cooperate in any way with, any Acquisition Proposal.

Notwithstanding the foregoing, prior to the Closing Date, the Target REIT may, to the extent necessary to act in a manner consistent with the fiduciary obligations of the Target REIT Board of Directors, as determined in good faith by the Target REIT Board of Directors, after consultation with outside counsel, in response to a Superior Proposal or a bona fide, unsolicited written Acquisition Proposal made or received after the date of this Agreement that the Target REIT Board of Directors determines in good faith after consultation with outside counsel and a nationally recognized independent financial advisor is reasonably likely to lead to a Superior Proposal, in each case that did not result from a breach by the Target REIT of this Section 5.5, and subject to compliance with Section 5.5(c), (x) furnish information with respect to the Target REIT to the person making such Acquisition Proposal and its Representatives pursuant to a customary confidentiality agreement and (y) participate in discussions or negotiations (including solicitation of a revised Acquisition Proposal) with such person and its Representatives regarding any Acquisition Proposal.  Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.5(a) by any Representative of the Target REIT, whether or not such person is purporting to act on behalf of the Target REIT or otherwise, shall be deemed to be a breach of this Section 5.5(a) by the Target REIT.

(b)           Neither the Target REIT Board of Directors nor any committee thereof shall:

(i)           except as set forth in this Section 5.5, withdraw or modify, or publicly (or in a manner designed to become public) propose to withdraw or modify, in a manner adverse to the Company, its approval or recommendation with respect to the adoption of this Agreement and approval of the Merger contemplated hereby;

(ii)           cause or permit the Target REIT to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement constituting or relating to any Acquisition Proposal (other than a confidentiality agreement referred to in Section 5.5(a) entered into in the circumstances referred to in Section 5.5(a)); or

(iii)           adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any Acquisition Proposal.

Notwithstanding the foregoing, to the extent necessary to act in a manner consistent with the fiduciary obligations of the Target REIT Board of Directors, as determined in good faith by the Target REIT Board of Directors, after consultation with outside counsel, the Target REIT Board of Directors may, in response to a Superior Proposal that did not result from a breach by the Target REIT of this Section 5.5, take any actions described in clauses (i), (ii) or (iii) of the first sentence of this Section 5.5(b) or cause the Target REIT to not solicit consents pursuant to clause (b) of Section 5.3.

(c)           The Target REIT shall promptly advise the Company orally, with written confirmation to follow promptly (and in any event within 24 hours of the receipt of the applicable Acquisition Proposal or request for information), of any Acquisition Proposal or any request for nonpublic information in connection with any Acquisition Proposal, or of any inquiry with respect to, or that could reasonably be expected to lead to, any Acquisition Proposal, the material terms and conditions of any such Acquisition Proposal or inquiry and the identity of the person making any such Acquisition Proposal or inquiry.  The Target REIT shall not provide any information to or participate in discussions or negotiations with the person or entity making any Superior Proposal until one business day after the Target REIT has first notified the Company of such Acquisition Proposal as required by the preceding sentence.  If the Company shall make a counterproposal to an Acquisition Proposal, the Target REIT shall consider such counterproposal in good faith and shall cause its financial and legal advisors to negotiate in good faith on its behalf the terms of such counterproposal.

(d)           On the date hereof, the Target REIT shall, and shall cause its Representatives to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal.  The Target REIT shall use commercially reasonable efforts to have all copies of all nonpublic information it and its Representatives have distributed on or prior to the date of this Agreement to other potential purchasers returned to the Target REIT as soon as possible.

(e)           For purposes of this Agreement:

“Acquisition Proposal” means, with respect to the Target REIT, (i) any inquiry, proposal or offer for a merger, consolidation, dissolution, sale of substantial assets, tender offer, recapitalization, share exchange or other business combination involving the Target REIT, (ii) any proposal for the issuance by the Target REIT of over 10% of its equity securities or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 10% of the equity securities or consolidated total assets of the Target REIT, in each case other than the Merger contemplated by this Agreement.

“Superior Proposal” means, with respect to the Target REIT, any unsolicited, bona fide written proposal made by a third party to acquire substantially all of the equity securities or assets of the Target REIT, pursuant to a tender or exchange offer, a merger, a consolidation or a sale of its assets, (i) on terms which the Target REIT Board of Directors determines in its good faith judgment to be more favorable from a financial point of view to the stockholders of the Target REIT than the transactions contemplated by this Agreement (after taking into account the written opinion with respect thereto of a nationally recognized independent financial advisor), taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by either the Company or the Target REIT to amend the terms of this Agreement) and (ii) that in the good faith judgment of the Target REIT Board of Directors is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal; provided, however, that no Acquisition Proposal shall be deemed to be a Superior Proposal if any financing required to consummate the Acquisition Proposal is not committed.

5.6           Dividends.  From and after the date of this Agreement, the Target REIT shall not declare or make any dividend or distribution to its stockholders without the prior written consent of the Company; provided, however, that the written consent of the Company shall not be required for the declaration and payment by the Target REIT of a quarterly dividend  (in an amount not to exceed $969.48 per share of Target Stock) in the second quarter of 2008 in respect of the first quarter of 2008.  The foregoing restriction shall not apply, however, to the extent a distribution by the Target REIT is necessary for the Target REIT to maintain its REIT status.  The Company shall assume the obligation to pay any dividend declared by the Target REIT in accordance with this Section 5.6, but not paid by a Target REIT prior to the Effective Date.

5.7           Indemnification.

(a)           The Company shall not, for a period of six years after the Closing, take any action to alter or impair any exculpatory or indemnification provisions now existing in the Certificate of Incorporation or bylaws of the Target REIT for the benefit of any individual who served as a director or officer of the Target REIT at any time prior to the Closing (the “Indemnified Executives”), except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Closing.  Notwithstanding the foregoing, the Target REIT acknowledges and agrees that the certificate of incorporation of the Target REIT will be amended and restated immediately following the Effective Time as provided in Section 2.2(c) hereof.

(b)           Notwithstanding anything in this Agreement to the contrary, and without limiting any other provisions of this Section 5.7, as of the Effective Time, the Surviving Corporation shall comply with the obligations of the Target REIT under Article EIGHTH of the Target REIT’s Certificate of Incorporation with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time.

(c)           For a period of six years after the Closing, the Company shall maintain in effect a directors’ and officers’ liability insurance policy covering the Indemnified Executives who are currently covered by the Company’s directors’ and officers’ liability insurance policy, including without limitation the directors of the Target REIT, with coverage in amount and scope at least as favorable to such persons as the Company’s existing coverage and with coverage and scope covering such Indemnified Executives’ service for the Target REIT.

(d)           From and after the Closing, the Company agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each Indemnified Executive against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent provided for the Company’s officers in the Company’s articles of incorporation as in effect on the date hereof (in the case of the Company) and as provided for the Surviving Corporation’s officers in the Surviving Corporation’s certificate of incorporation (and the Company and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted thereunder, provided the Indemnified Executive to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Executive is not entitled to indemnification).

(e)           The Indemnified Executives are third party beneficiaries with respect to the provisions of this Section 5.7.  The provisions of this Section 5.7 are intended to be in addition to the rights otherwise available to the officers and directors of the Target REIT by law, charter, statute, by-law or agreement.

5.8           Public Filing.  Promptly, and in any event within two (2) business days following the date of this Agreement, the Company shall (i) file with the Securities and Exchange Commission on Form 8-K a complete and unredacted copy of this Agreement (not including the Target REIT Disclosure Schedule) and (ii) issue a press release in accordance with its customary practice providing notice of such Form 8-K filing.  In the event of any amendment to this Agreement, the Company shall promptly, and in any event within two (2) business days following the date thereof, file with the Securities and Exchange Commission on Form 8-K or 8-K/A a complete and unredacted copy of such amendment.

ARTICLE 6	CONDITIONS TO EACH PARTY’S OBLIGATIONS TO EFFECT THE MERGER.

The respective obligations of the parties hereto to consummate the Merger pursuant to the terms of this Agreement are subject to satisfaction of the following conditions precedent on or prior to the Closing Date. In the event that one or more of these conditions are not satisfied on or prior to the Closing Date, the party or parties whose obligations hereunder are subject to the satisfaction of such condition or conditions may either elect to terminate this Agreement or waive the satisfaction of such condition.  The conditions are:

(a)           this Agreement and the Merger shall have been approved by (i) the holders of a majority of the shares of Target Stock and (ii) a majority of the shares of Target Stock and Target REIT Common Stock, voting together as a class;

(b)           all necessary consents, waivers, approvals, authorizations or orders required to be obtained and the making of all filings required to be made by any of the parties for the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated thereby shall have been obtained or made, as the case may be, on or prior to (and remaining in effect at) the Closing Date;

(c)           the Company and the Target REIT shall have received, on or prior to the Closing Date, an opinion from Wilmer Cutler Pickering Hale and Dorr LLP to the effect that the Merger will not constitute a “prohibited transaction” within the meaning of Section 857(b)(6)(B)(iii) of the Code (it being agreed that if Wilmer Cutler Pickering Hale and Dorr LLP does not render such opinion, this condition shall nonetheless be satisfied if another nationally recognized law firm renders such opinion, and that the Company and the Target REIT shall use their respective reasonable best efforts to obtain the opinion required by this subsection).  The Company and the Target REIT agree to provide customary representations to Wilmer Cutler Pickering Hale and Dorr LLP (or such other law firm) in connection with the issuance of such opinion;

(d)           the President or the Chief Operating Officer of the Target REIT shall have delivered to the Company a certificate on behalf of the Target REIT, dated as of the Closing Date, to the effect that there have been no material adverse changes in the financial condition of the Target REIT between the date of the most recent Target REIT Financial Statements and the Closing Date;

(e)           there shall have been no statute, rule, order or regulation enacted or issued by the United States or any State thereof, or by a Governmental Entity, that prohibits the consummation of the Merger; and

(f)           the representations set forth in Section 3 and Section 4 hereof are true and complete in all material respects; provided, however, that the party whose representation was not true and correct shall have no right to not consummate the Closing as a result thereof.

The conditions described in clause (b) above may be waived by either the Company or the Target REIT, as the case may be, in whole or in part if, in the opinion of either the Company or the Target REIT, as the case may be, such waiver does not materially affect the terms of the transaction, which waiver shall not be unreasonably withheld.  The conditions described in clause (d) above may be waived by the Company in its sole discretion.  The conditions described in clause (f) above may be waived, in whole or in part, by the party to which the representation that is not true and correct is made.

ARTICLE 7	TERMINATION AND WAIVER

7.1           Termination.  This Agreement may be terminated, and the Merger may be abandoned, at any time before the Closing Date, notwithstanding approval of the Merger by the Target REIT Stockholders:

(a)           by the mutual written consent of the parties;

(b)           by the Company or the Target REIT if the Merger has not been consummated by July 31, 2008 (which date may be extended by mutual agreement of the parties);

(c)           by the Company or the Target REIT if the Target REIT or the Company, respectively, is in material breach of its representations, warranties, covenants or agreements contained in this Agreement, such breach would cause any condition to the Merger set forth in Article 6 of this Agreement not to be satisfied and such breach is not cured within 20 days following delivery by the terminating party to the breaching party of written notice of such breach;

(d)           by the Target REIT, in the instance where the Target REIT has received a Superior Proposal, to the extent necessary to act in a manner consistent with the fiduciary obligations of the Target REIT Board of Directors, as determined in good faith by the Target REIT Board of Directors, after consultation with outside counsel; and

(e)           by the Company if the Target REIT Board of Directors or any committee thereof takes any of the actions set forth in Sections 5.5(b)(i), (ii) or (iii) hereof.

If a casualty occurs with respect to the Property, the Company has the right to terminate the Agreement as provided in Section 8.2(b) hereof.

7.2           Effect of Termination.  In the event of termination of this Agreement as provided  in Section 7.1 hereof, this Agreement shall become void and there shall be no liability or obligation on the part of any party hereto or its respective affiliates, partners, directors or officers, except (i) with respect to payment of expenses as described in Section 8.3 and (ii) to the extent that such termination results from the willful breach of a party hereto of any of its representations, warranties, covenants or agreements made in or pursuant to this Agreement.

7.3           Extension; Waiver.  At any time prior to the Closing Date, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or made in connection herewith, and (iii) waive compliance with any of the agreements of the other parties hereto contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

7.4           No Survival of Representations and Warranties.  None of the representations and warranties contained in this Agreement shall survive the Closing Date.

7.5           Termination Fee.  If this Agreement is terminated by the Target REIT pursuant to Section 7.1(d) or by the Company pursuant to Section 7.1(e), the Target REIT shall pay the Company a fee of $709,000.  The Target REIT shall pay such fee in immediately available funds within fifteen (15) days after the date of the event giving rise to the obligation to make such payment.

ARTICLE 8	MISCELLANEOUS

8.1           Assignment.  The Company may not assign its rights or obligations under this Agreement without the consent of the Target REIT.  The Target REIT may not assign its rights or obligations under this Agreement.

8.2           Risk of Loss.

(a)           Risk of loss or damage to the assets owned by the Target REIT (the “Assets”) by condemnation, eminent domain or similar proceedings (or deed in lieu thereof), or by fire or any other casualty, from the date hereof through the Closing Date, will be on the Target REIT, and thereafter will be on the Combined Company.

(b)           In the event of loss or damage to the Assets that occurs prior to the Closing Date, the Target REIT shall use its commercially reasonable efforts to effect a timely cure of such loss or damage prior to the Closing Date.  If the Target REIT is unable to effect such a timely cure, the Target REIT shall so notify the Company, and thereafter, if such loss or damage results in a Target REIT Material Adverse Effect, the Company and the Target REIT shall use good faith efforts to amend this Agreement to (A) reflect a decrease in the amount of Merger Consideration to be issued with respect to the Target Stock based on such loss or damage and (B) extend the term of this Agreement as reasonably necessary taking into account all financial, regulatory, legal and other aspects of such amendment to this Agreement, including, but not limited to, the need to resolicit the stockholders of the Target REIT with respect to participation in the Merger with the Merger Consideration adjusted to reflect such loss or damage and consummate the Merger as soon as practicable thereafter; provided, however, that in the event the Company and the Target REIT, after a good faith effort, cannot agree on a decrease in the amount of Merger Consideration to be issued with respect to the Target Stock based on such loss or damage within a reasonable period of time following notice of such loss or damage, the Company shall have the right to terminate this Agreement (which shall be in addition to each party’s termination rights set forth in Section 7.1).

8.3           Fees and Expenses.  The costs associated with any independent third-party appraisal of the fair market value of the Target REIT’s real estate (“Appraisal”) obtained by the Target REIT Board of Directors shall be paid by the Target REIT.  The fees and expenses of the Target REIT’s legal counsel and accountants or other professionals retained by the Target REIT shall be paid by the Target REIT.  All other expenses related to the Merger and the transactions contemplated hereby, including, without limitation, consulting, legal, tax opinion, accounting, administrative expenses and any Appraisal obtained by the Company Board of Directors, shall be paid by the Company.

8.4           Entire Agreement; Modifications; Amendments.

(a)           This Agreement embodies and constitutes the entire understanding between the parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Agreement.  Except as expressly otherwise provided herein, neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

(b)           Subject to applicable law, this Agreement may be amended by the Company and the Target REIT at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; provided, however, that after approval by Target REIT Stockholders as provided in Section 6 above, without further approval of the Target REIT Stockholders of the Target REIT, no amendment may be made that alters or changes (i) the amount or kind of Merger Consideration which the Target REIT Stockholders shall be entitled to receive, (ii) the certificate of incorporation or bylaws of the Target REIT or (iii) the terms and conditions of this Agreement, if such alteration or change would have a material adverse effect on the Target REIT Stockholders.

8.5           Notices.  All notices, demands or other writings in this Agreement  provided to be given or made or sent, or which may be given or made or sent, by either party hereto to the other may be given personally or may be delivered by depositing the same in the U.S. mail, certified, return receipt requested, postage prepaid or by delivering the same to an air courier service, postage prepaid, properly addressed and sent to the address of such party as set forth  below, or such other address as either party may from time to time designate by written notice to the other. Notice given by mail shall be considered effective upon the expiration of five business days after deposit.  Notice given in any other manner shall be effective only if and when received by the addressee.

If to the Company:

Franklin Street Properties Corp.
401 Edgewater Place, Suite 200
Wakefield, Massachusetts 01880
Attention:  George J. Carter
President and Chief Executive Officer
Fax:  (800) 950-6288

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Attention:  Kenneth A. Hoxsie, Esq.
Fax: (617) 526-5000

If to the Target REIT:

c/o Franklin Street Properties Corp.
401 Edgewater Place, Suite 200
Wakefield, Massachusetts 01880
Attention:  William W. Gribbell and R. Scott
MacPhee, Members of the Special Committee
of the Board of Directors
Fax:  (800) 950-6288

with a copy to:

Gehrke & Umana LLP
Two Faneuil Hall Marketplace
South Market Building, 4th Floor
Boston, Massachusetts 02109
Attention:  William S. Gehrke, Esq.
Fax: (617) 507-8177

8.6           Interpretation.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

8.7           Captions.  The captions used in this Agreement are for convenience only and shall not be deemed to construe or to limit the meaning of the language of this Agreement.

8.8           Counterparts.  This Agreement may be executed in any number of identical counterparts.  If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall collectively constitute one agreement, but in making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

8.9           Binding Effect.  Subject to the restrictions on assignment contained in Section 8.1 hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

8.10           Attorneys’ Fees.  Should any party hereto employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for the breach hereof, the nonprevailing party or parties in any action pursued in courts of competent jurisdiction (the finality of which action is not legally contested) agrees to pay to the prevailing party or parties all reasonable costs, damages and expenses, including attorneys’ fees, expended or incurred in connection therewith; provided, however, that if more than one item is disputed and the final decision is against each party as to one or more of the  disputed items, then such costs, expenses and attorneys’ fees shall be apportioned in accordance with the monetary values of the items decided against each party.

8.11           No Waiver; Severability.  The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, and shall in no way affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision.  No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.  If any provision of this Agreement, or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, but the extent of the invalidity or unenforceability does not destroy the basis of the bargain between the parties as contained herein, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

8.12           Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

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IN WITNESS WHEREOF, this Agreement has been executed by each of the parties as of the date first set forth above.

COMPANY: FRANKLIN STREET PROPERTIES CORP. By: /s/ George J. Carter Name: George J. Carter Title: President and Chief Executive Officer
ACQUISITION SUBSIDIARY: PARK TEN PHASE II ACQUISITION CORP. By: /s/ George J. Carter Name: George J. Carter Title: President
TARGET REIT: FSP PARK TEN DEVELOPMENT CORP. By: /s/ George J. Carter Name: George J. Carter Title: President

EXHIBIT A

General Information

Name and Address	Property
FSP PARK TEN DEVELOPMENT CORP. 16295 Park Ten Place Houston, Texas 77027	Office Building in Houston, Texas